Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Kenexa Corporation
Wayne, Pennsylvania

        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement Amendment 2 of our report dated February 21, 2006, relating to the consolidated financial statements of Kenexa Corporation, which is contained in that Prospectus.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
Philadelphia, Pennsylvania

February 22, 2006